EXHIBIT 99.1

  FOR IMMEDIATE RELEASE

Lightbridge Provides Business Update and Announces Fiscal Year 2022 Financial Results

Conference Call on Thursday, March 30, 2023, at 4 p.m. ET

RESTON, Va., March 29, 2023 (GLOBE NEWSWIRE) – Lightbridge Corporation (Nasdaq: LTBR), an advanced nuclear fuel technology company, announced its financial results for the year ended December 31, 2022 and provided an update on the Company's continued progress.

Significant Milestones in 2022 and year-to-date 2023 include:

•	In February 2023, Lightbridge and Pacific Northwest National Laboratory (PNNL) announced the successful completion of work under the U.S. Department of Energy’s (DOE) Gateway for Accelerated Innovation in Nuclear (GAIN) voucher program to demonstrate Lightbridge’s nuclear fuel casting process using depleted uranium, a key step in manufacturing Lightbridge Fuel™.

•	In February 2023, Lightbridge announced that a recently published peer-reviewed technical paper on the disposition of weapons-grade plutonium revealed that a Lightbridge-designed fuel rod significantly outperforms traditional mixed-oxide (MOX) fuel in consuming plutonium in a computer simulation, consuming 5.5 times more plutonium, making the Lightbridge-designed rods well-suited for consuming excess weapons-grade plutonium.

•	In December 2022, Lightbridge entered into agreements with Idaho National Laboratory (INL), in collaboration with the U.S. Department of Energy, to support the development of Lightbridge Fuel. The framework agreements use an innovative structure and consist of an “umbrella” Strategic Partnership Project Agreement (SPP) and an “umbrella” Cooperative Research and Development Agreement (CRADA), each with Battelle Energy Alliance, LLC (BEA), DOE’s operating contractor for INL.

•	In June 2022, the Massachusetts Institute of Technology (MIT) was awarded approximately $800,000 by the U.S. Department of Energy’s Nuclear Energy University Program R&D Awards to study the deployment of Accident Tolerant Fuels in Small Modular Reactors. The project simulates the fuel and safety performance of Lightbridge Fuel inside a small modular reactor (“SMR”) designed by industry leader NuScale Power.

•	Lightbridge was awarded patents covering various aspects of Lightbridge Fuel from patent offices in Eurasia, Canada, and Korea.

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Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “2022 was an important year for Lightbridge, with significant progress across the fuel development program, bolstered by our Strategic Partnership Project Agreement with Idaho National Laboratory, announced in late December. This transformative collaboration with DOE’s lead national laboratory for nuclear energy will support fuel performance modeling and regulatory licensing efforts for the future commercial deployment of Lightbridge Fuel.”

“We entered 2023 with strong momentum, completing our second GAIN voucher with PNNL relating to the manufacturing process of Lightbridge Fuel. We look forward to continuing our collaborative efforts with both INL and PNNL to refine a process suitable to produce fuel material coupons for our upcoming irradiation tests in the Advanced Test Reactor as well as enriched uranium rodlets for future in-reactor testing.”

“The world can only adequately address growing threats to energy security with increasing nuclear power generation as part of the energy-generating mix. For nuclear energy to grow significantly around the world, it must prove improved economics, as well as enhanced safety and non-proliferation. Lightbridge Fuel is uniquely positioned to achieve these goals and is backed by a worldwide portfolio. We expect 2023 will be a very exciting year for Lightbridge; we look forward to keeping shareholders apprised of developments,” concluded Mr. Grae.

Financial Highlights

The Company strengthened its working capital position at December 31, 2022 and had no debt.

Cash Flows Summary

•	Cash and cash equivalents were $28.9 million, as compared to $24.7 million at December 31, 2021, an increase of $4.2 million, consisting of the following:

o

Cash used in operating activities totaled $6.7 million, a decrease of $4.3 million in 2022 as compared to 2021. This decrease was primarily due to an arbitration settlement payment of $4.2 million in 2021 and a decrease of $0.1 million in net loss, adjusted for non-cash charges and changes in operating assets and liabilities. In 2022 operating cash flows reflect our reported net loss of $7.5 million, adjusted for non-cash charges (including stock-based compensation expense) of $0.9 million and a net increase in our operating assets and liabilities of $0.1 million. Decreases in operating cash flows due to the net increase in operating assets and liabilities include an increase in prepaid project costs of $0.3 million offset by a net increase in accounts payable and accrued expenses of $0.2 million.

o	Cash used in our investing activities was insignificant for the years ended December 31, 2022 and 2021.

o

Cash provided by financing activities totaled $10.9 million, a decrease of $3.3 million in 2022 as compared to $14.2 million in 2021. This decrease was due to a decrease in cash provided by our ATM facility of $3.8 million, a decrease in cash provided by the exercise of stock options of $0.2 million, offset by a decrease in net share settlement of equity awards for the payment of withholding taxes of $0.7 million.

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Balance Sheet Summary

•

Total assets were $29.5 million and total liabilities were $0.4 million at December 31, 2022. Working capital was $28.7 million at December 31, 2022, versus $24.7 million in 2021. This increase of $4.0 million in working capital in 2022 was due primarily to the financing activities and operating activities stated above in the cash flows summary.

•	Stockholders’ equity was $29.1 million at December 31, 2022 as compared to $24.8 million at December 31, 2021.

Operations Summary

•	General and administrative expenses for the year ended December 31, 2022 were $7.5 million compared to $7.1 million for the prior year, an increase of $0.4 million. There was an increase in directors’ fees of $0.2 million due to the increase in the number of board members, an increase in dues and subscriptions of $0.1 million, an increase in patent expenses of $0.2 million and an increase in insurance expense, promotion, and travel expenses of $0.3 million. These increases were offset by a decrease in professional fees of $0.4 million relating to fees incurred in connection with the arbitration matter settled in 2021, which were not repeated during the year ended December 31, 2022.

•	Lightbridge’s total research and development expenses amounted to $0.7 million for the year ended December 31, 2022 compared to $1.4 million for the year ended December 31, 2021, a decrease of $0.7 million. This decrease was primarily due to a decrease in outside R&D expenses of $0.3 million, a decrease in allocated employee compensation and employee benefits of $0.1 million and a decrease in other R&D expenses of $0.3 million. We expect to invest $6.5 million in research and development over the next 12 to 15 months.

•	Total other operating income was $0.4 million for the year ended December 31, 2022, compared to other operating income of $0.6 million for the year ended December 31, 2021, a decrease of $0.2 million. There was a decrease of $0.1 million in the distribution from the joint venture due to the final cash distribution from the dissolved Enfission joint venture that occurred in 2021. There were contributed services - research and development from the GAIN program of $0.4 million and $0.5 million for the years ended December 31, 2022, and 2021, respectively, with a charge to R&D expenses and a corresponding amount recorded to contributed services - research and development.

•	Total other income was $0.3 million for the year ended December 31, 2022, compared to other income of $0.1 million for the year ended December 31, 2021, an increase of $0.2 million. There was an increase in other income of $0.2 million due to an increase in interest income generated from the interest earned from the purchase of treasury bills and our bank savings account for the year ended December 31, 2022, as compared to the year ended December 31, 2021.

•	Net loss for the year ended December 31, 2022, was $7.5 million compared to $7.8 million for 2021. This decrease of $0.3 million was primarily due to the abovementioned changes.

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FISCAL YEAR 2022 CONFERENCE CALL & WEBCAST

Lightbridge will host a conference call on Thursday, March 30th at 4:00 p.m. Eastern Time. The conference call will be led by Seth Grae, President, and Chief Executive Officer, with other Lightbridge executives available to answer questions.

To access the call by phone, please register at this link (registration link), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes before the scheduled start time. The webcast can be accessed at the following link (webcast).

A webcast replay will also be available for a limited time at the following link (webcast replay).

About Lightbridge Corporation

Lightbridge Corporation (NASDAQ: LTBR) is focused on developing advanced nuclear fuel technology essential for delivering abundant, zero-emission, clean energy and providing energy security to the world. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for existing light water reactors and pressurized heavy water reactors, significantly enhancing reactor safety, economics, and proliferation resistance. The Company is also developing Lightbridge Fuel for new Small Modular Reactors (SMRs) to bring the same benefits plus load-following with renewables on a zero-carbon electric grid. Lightbridge has secured a long-term strategic partnership with Idaho National Laboratory (INL), the United States’ lead nuclear energy research and development laboratory, in collaboration with the U.S. Department of Energy (DOE). DOE’s Gateway for Accelerated Innovation in Nuclear (GAIN) program has twice awarded Lightbridge to support the development of Lightbridge Fuel. An extensive worldwide patent portfolio backs Lightbridge’s innovative fuel technology. Lightbridge is included in the Russell Microcap® Index. For more information, please visit www.ltbridge.com.

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For an introductory video on Lightbridge, please visit www.ltbridge.com or click here to watch the video.

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Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of research and development activities, other steps to commercialize Lightbridge Fuel™ and future governmental support and funding for nuclear energy. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company’s ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company's product and service offerings; the Company’s ability to fund general corporate overhead and outside research and development costs; market competition; our ability to attract and retain qualified employees; dependence on strategic partners; demand for fuel for nuclear reactors, including small modular reactors; the Company's ability to manage its business effectively in a rapidly evolving market; the availability of nuclear test reactors and the risks associated with unexpected changes in the Company’s fuel development timeline; the increased costs associated with metallization of our nuclear fuel; public perception of nuclear energy generally; changes in the political environment; risks associated with war in Europe and risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people, economies, and the Company’s ability to access capital markets; changes in the laws, rules and regulations governing the Company’s business; development and utilization of, and challenges to, our intellectual property; risks associated with potential shareholder activism; potential and contingent liabilities; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31st, 2021 and in its other filings with the Securities and Exchange Commission, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements”, all of which are available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (347) 947-2093

ir@ltbridge.com

*** tables follow ***

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LIGHTBRIDGE CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$28,899,997	$24,747,613
Prepaid expenses and other current assets	115,264	113,452
Total Current Assets	29,015,261	24,861,065
Other Assets
Prepaid project costs	345,000	—
Trademarks	108,225	101,583
Total Assets	$29,468,486	$24,962,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$350,331	$171,521
Total Current Liabilities	350,331	171,521

Commitments and contingencies - Note 5

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 authorized shares, 0 shares issued and outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.001 par value, 25,000,000 authorized, 11,900,217 shares and 9,759,223 shares issued and outstanding at December 31, 2022 and 2021, respectively	11,900	9,759
Additional paid-in capital	173,595,385	161,772,641
Accumulated deficit	(144,489,130)	(136,991,273)
Total Stockholders’ Equity	29,118,155	24,791,127
Total Liabilities and Stockholders’ Equity	$29,468,486	$24,962,648

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LIGHTBRIDGE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2022	2021
Revenue	$—	$—

Operating Expenses
General and administrative	7,490,086	7,158,558
Research and development	669,818	1,366,496
Total Operating Expenses	8,159,904	8,525,054

Other Operating Income
Distribution from joint venture	—	119,641
Contributed services - research and development	372,612	527,927
Total Other Operating Income	372,612	647,568

Total Operating Loss	$(7,787,292)	$(7,877,486)

Other Income
Interest income	289,435	8,127
Foreign currency transaction gain	—	33,694
Total Other Income	289,435	41,821

Net Loss Before Income Taxes	(7,497,857)	(7,835,665)
Income taxes	—	—
Net Loss	$(7,497,857)	$(7,835,665)

Accumulated Preferred Stock Dividend	—	(477,991)
Additional deemed dividend on preferred stock due to the beneficial conversion feature	—	(213,720)
Deemed dividend upon induced conversions of Series A and Series B Preferred Stock to common stock	—	(3,509,328)
Net Loss Attributable to Common Shareholders	$(7,497,857)	$(12,036,704)

Net Loss Per Common Share
Basic and diluted	$(0.69)	$(1.71)
Weighted Average Number of Common Shares Outstanding	10,834,574	7,035,510

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LIGHTBRIDGE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2022	2021
Operating Activities
Net Loss	$(7,497,857)	$(7,835,665)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Common stock issued for services	45,000	254,994
Stock-based compensation	842,704	826,493

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,812)	59,008
Prepaid project costs	(345,000)	—
Accounts payable and accrued liabilities	193,810	(140,919)
Accrued legal settlement costs	—	(4,200,000)
Net Cash Used in Operating Activities	(6,763,155)	(11,036,089)

Investing Activities
Trademarks	(6,642)	(16,021)
Net Cash Used in Investing Activities	(6,642)	(16,021)

Financing Activities
Net proceeds from the issuances of common stock	11,026,785	14,821,354
Net proceeds from the exercise of stock options	—	270,857
Payments for taxes related to net share settlement of equity awards	(104,604)	(824,153)
Net Cash Provided by Financing Activities	10,922,181	14,268,058

Net Increase in Cash and Cash Equivalents	4,152,384	3,215,948

Cash and Cash Equivalents, Beginning of Year	24,747,613	21,531,665

Cash and Cash Equivalents, End of Year	$28,899,997	$24,747,613

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid	$—	$—
Income taxes paid	$—	$—
Non-Cash Financing Activities:
Accumulated preferred stock dividend	$—	$691,711
Exchanges of preferred stock Series A and B to common stock	$—	$3,366
Payment of accrued liabilities with common stock	$15,000	$69,690

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